UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  October 10, 2003



                               Globix Corporation
             (Exact name of registrant as specified in its charter)



            Delaware                   1-14168              13-3781263
(State or other jurisdiction of     (Commission           (IRS Employer
         incorporation)             File Number)         Identification No.)


    139 Centre Street, New York, New York                        10013
  (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code  (212) 334-8500


          (Former name or former address, if changed since last report)

Form 8-K, Current Report
Globix Corporation
Commission File No. 001-14168



Item 5.  Other Events.
         ------------

         Globix Corporation has reached an agreement to sell its property located at 415 Greenwich Street in New York, New York to Heritage Partners for $60 million in cash. The transaction is subject to various closing conditions, including the receipt of the consent of the holders of a majority of the company's 11% Senior Notes. The company expects to use the net proceeds to purchase a portion of the 11% Senior Notes, to pay for the recapture of historic tax credits and for working capital.

         Following completion of the sale, the company expects to consolidate its New York City-based operations in the company's headquarters at 139 Centre Street.



Dated: October 10, 2003                     Globix Corporation

                                            By: /s/ Robert M. Dennerlein
                                                -------------------------------
                                                   Robert M. Dennerlein
                                                   Chief Financial Officer